Certification of Executive Vice President, Secretary and General Counsel
            Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
             And Securities and Exchange Commission Release 34-46427

I, Christopher J. Ryan, Executive Vice President, Secretary and General Counsel of Lakeland Industries, Inc., certify that:

     1. I have reviewed this quarterly report on Form 10-Q of Lakeland Industries, Inc.

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made not misleading with respect to the period covered by the report;

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report fairly present in all material respects the financial condition, result of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

          a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made know to us by others within those entities particularly during the period in which this quarterly report is being prepared;

          b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior filing date of this quarterly report (the "Evaluation Date"); and

          c. presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

          a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrar's ability to record process, summarize and report financial data and have identified for the registrant's auditors and material weaknesses in internal controls; and

          b. any fraud, whether or not material, that involves management or other employees who have a significant role in registrant's internal controls; and

The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date:    September 12,2003               /s/Christopher J. Ryan
                                         ---------------------------------------
                                         Christopher J. Ryan
                                         Executive Vice President, Secretary and
                                         General Counsel
                                                                              16